MORRIS, NICHOLS, ARSHT & TUNNELL


                                                 1201 NORTH MARKET STREET
                                                       P.O. BOX 1347
                                              WILMINGTON, DELAWARE 19899-1347
                                                       302 658 9200
                                                     302 658 3989 FAX
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
JOHANNES R. KRAHMER         THOMAS C. GRIMM              RACHEL A. DWARES              GREGORY W. WERKHEISER
O. FRANCIS BIONDI           KENNETH J. NACHBAR           SPECIAL COUNSEL               WENDY L. WALTER
LEWIS S. BLACK, JR.         ANDREW M. JOHNSTON                                         CHRISTOPHER F. CARLTON
WILLIAM O. LAMOTTE, III     MARY B. GRAHAM               JEFFREY R. WOLTERS            STEPHANIE L. NAGEL
DOUGLAS E. WHITNEY          MICHAEL HOUGHTON             MARYELLEN NOREIKA             GARFIELD B. SIMMS*
WILLIAM H. SUDELL, JR.      THOMAS R. PULSIFER           DAVID J. TEKLITS              MICHAEL BUSENKELL+
MARTIN P. TULLY             JON E. ABRAMCZYK             S. MARK HURD                  MICHAEL J. CONALLEN, JR. (DELTA)
THOMAS R. HUNT, JR.         ALAN J. STONE                RODGER D. SMITH               RICHARD W. ELLIS
A. GILCHRIST SPARKS, III    LOUIS G. HERING              ERIC D. SCHWARTZ              JOHN D. PIRNOT
RICHARD D. ALLEN            FREDERICK H. ALEXANDER       MONA A. LEE                   MEGAN E. WARD
DAVID LEY HAMILTON          R. JUDSON SCAGGS, JR.        STANFORD L. STEVENSON, III    MELISSA STONE MYERS++
JOHN F. JOHNSTON            WILLIAM M. LAFFERTY          DEREK C. ABBOTT               JASON W. STAIB
WALTER C. TUTHILL           KAREN JACOBS LOUDEN          JESSICA ZELDIN                TODD A. FLUBACHER
DONALD F. PARSONS, JR.      DONNA L. CULVER              DAVID A. HARRIS               CHRISTIAN J. HENRICH
JACK B. BLUMENFELD          JULIA HEANEY                 PATRICIA A. O'NEILL
DONALD NELSON ISKEN         JONATHAN I. LESSNER
DONALD E. REID              ROBERT J. DEHNEY                 OF COUNSEL
DENISON H. HATCH, JR.       COLM F. CONNOLLY
                                                         ANDREW B. KIRKPATRICK, JR.     * ADMITTED IN MA ONLY
                                                         RICHARD L. SUTTON              + ADMITTED IN FL ONLY
                                                         DAVID A. DREXLER              ++ ADMITTED IN MA AND PA ONLY
                                                         WALTER L. PEPPERMAN, II       (DELTA) ADMITTED IN PA AND NJ ONLY

                                                     December 1, 2000
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Prudential Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102-4077

               Re:    Registration Statement on Form N-1A
                      -----------------------------------


Ladies and Gentlemen:

     We acted as special Delaware counsel to Prudential Index Series Fund, a Delaware business trust (the "Trust"), in connection with the formation of the Trust and related matters. In such capacity, we rendered opinions concerning the Trust dated November 4, 1999, July 30, 1999 and October 30, 1992 (each, a "Prior Opinion" and, collectively, the "Prior Opinions"). We hereby confirm to you the opinions stated in each Prior Opinion, as of the respective dates thereof, and consent to the incorporation by reference of the Prior Opinions in Post-Effective Amendment No. 17 to the Trust's Registration Statement on Form N-1A, Registration No. 33-48066, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 18 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-6677, to be filed with the Securities and Exchange Commission on or about the date hereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

     Please note that our confirmation of the opinions set forth in each of the Prior Opinions relates to the Trust and its shares as they existed on the respective date of each Prior Opinion and is based solely on our understanding and assumptions as to the facts, our review of the documents referenced in each Prior Opinion and the application of Delaware law as the same existed on the respective date of each Prior Opinion. We have not undertaken to update or supplement the Prior Opinions, and we express no view with respect to any facts or circumstances that may have come to our attention or any changes in facts or law that may have occurred since the respective date of each Prior Opinion, and our opinions, as

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Prudential Index Series Fund
December 1, 2000
Page 2


hereby confirmed, should not be understood as relating to the status of the Trust and its shares as of the date hereof.

                                   Sincerely,

                                   /s/  MORRIS, NICHOLS, ARSHT & TUNNELL